UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 26, 2007

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2007, the Compensation Committee of the Board of Directors of Apollo Group, Inc, (the "Company") adopted the Executive Officer Performance Incentive Plan (‘the "Incentive Plan"). The Plan is designed to allow the Compensation Committee to structure incentive bonuses for one or more of the Company’s executive officers so that those bonuses will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Bonuses which so qualify will not be subject to the $1 million limit imposed by Section 162(m) on the income tax deductibility of the compensation paid per executive officer subject to such limit. Bonus periods under the Incentive Plan may range from a minimum of six (6) months to a maximum of thirty-six (36) months, and the bonus payable for the applicable period will depend upon the levels at which the performance goals established for that period are attained. The maximum bonus payable per participant will depend upon the length of the bonus period, with the maximum bonus payable under the Incentive Plan set at five (5) times the participant’s annual base salary for a bonus period of at least twenty-four (24) months.

On November 26, 2007, the Compensation Committee implemented the initial incentive bonus program under the Incentive Plan and set the bonus period to coincide with the Company’s 2008 fiscal year which began on September 1, 2007. The program provides for an annual target bonus for the following executive officers of the Company:

Name/Title/Target Bonus
John G. Sperling; Acting Executive Chairman of the Board; $850,000
Brian E. Mueller; President; $500,000
Joseph L. D’Amico; Executive VP and Chief Financial Officer; $500,000
Gregory W. Cappelli; Executive VP, Global Strategy; $500,000
P. Robert Moya; Senior VP and General Counsel; $400,000
Terri C. Bishop; Senior VP and Chief Communications Officer; $175,000

The actual bonus which any such officer may earn will range from 0 to 200% of his or her annual target bonus. The actual percentage will be determined based on the Company’s attainment of certain revenue and operating profit goals which the Compensation Committee has established for the 2008 fiscal year. Each performance goal will be equally weighted in determining the potential bonus amount, and the Compensation Committee has set three potential levels of attainment for each goal: threshold, target and maximum. The executive officer may earn 100% of his or her target bonus if both performance goals are attained at target level or 200% of the target bonus amount if both performance goals are attained at maximum level or above. The executive officer will be entitled to only 50% of his or her target bonus if both performance goals are attained at threshold level. Interpolation on a straight line basis will be applied to any performance goal attained at a point between two designated levels, provided there has been at least threshold level attainment of that goal. The Compensation Committee has also reserved the discretion to reduce the executive officer’s bonus by up to 20% under certain specified circumstances.

Both the Incentive Plan and the bonus program established for the 2008 fiscal year under that plan are subject to approval of the holders of the Company’s Class B common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

November 28, 2007	By:	/s/ Joseph L. D'Amico

Name: Joseph L. D'Amico
Title: Executive Vice President and Chief Financial Officer